EXHIBIT 99.1


COMPANY CONTACT:                             INVESTOR RELATIONS:
Universal Power Group, Inc.                  Lambert, Edwards & Associates
469-892-1122                                 616-233-0500
Mimi Tan, SVP                                Jeff Tryka, CFA or Karen Keller
tanm@upgi.com                                jtryka@lambert-edwards.com
-------------                                --------------------------


               UNIVERSAL POWER GROUP REPORTS FIRST QUARTER RESULTS

CARROLLTON, Texas, May 12, 2010 -- Universal Power Group, Inc. (NYSE Amex: UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced financial results for the quarter ended March 31, 2010.

For the quarter, UPG reported net income of $0.5 million, or $0.10 per share, on net sales of $26.0 million. These results compare with a net loss of $1.7 million, or $0.35 per share, on net sales of $27.7 million reported in the first quarter of 2009. Results for the first quarter of 2009 included a $2.5 million charge for settlement expenses.

"We made progress on a number of strategic fronts in the first quarter in spite of a continued challenging environment," stated UPG's President and Chief Executive Officer, Ian Edmonds. "Continued softness in some of our markets contributed to the lower sales in the quarter, and although it was lower than a year ago, our gross margin for the 2010 quarter was still better than our historical average. From a strategy perspective, we are working to grow our revenues through new products, particularly products resulting from marketing, product development and licensing agreements signed over the last year, and by expanding existing product lines into new markets. As we execute on these strategies, we expect to see a gradual improvement in sales and product mix over time."

FIRST QUARTER OVERVIEW
Net sales for the first quarter fell 6.0 percent, to $26.0 million from $27.7 million, in the first quarter of 2009. Net sales of batteries, related power accessories and other products to customers other than Broadview Securities and its authorized dealers fell marginally to $15.0 million in the first quarter of 2010 compared to $15.1 million for the first quarter of 2009. Net sales to Broadview Security and its authorized dealers in the first quarter were $11.0 million, a decrease of 12.0 percent, from $12.5 million in the same quarter of 2009. Net sales to Broadview Security and its authorized dealers accounted for
42.4 percent of total net sales in the first quarter of 2010, compared to 45.2 percent of total net sales in the first quarter of 2009.

Lower net sales, combined with increased inventory reserves and tooling costs for new products resulted in a 17.0 percent gross margins for the quarter, compared to 17.9 percent for the first quarter of 2009. Despite the decrease, gross margins remain higher than gross margins prior to 2009. UPG reported gross profit of $4.4 million in the quarter, compared to gross profit of $5.0 million in the prior-year quarter.

Operating expenses decreased by $2.7 million, or 43.7 percent, to $3.5 million in the first quarter, compared to $6.2 million in the first quarter of 2009. However, the 2009 amount includes settlement expenses of $2.5 million relating to the departure of the Company's former chief executive officer and the cancellation of the Company's relationship with its principal purchasing agent, both of which occurred in the first quarter of 2009. Excluding the settlement expenses, operating expenses improved by approximately $0.2 million, primarily as a result of reductions in professional fees and personnel costs, as well as reductions in corporate insurance and legal expenses.

For the first quarter of 2010, UPG reported operating income of $1.0 million and pre-tax income of $0.8 million, compared to an operating loss of $1.2 million and a pre-tax loss of $1.5 million in the first quarter of 2009. Excluding the settlement expenses incurred in the first quarter of 2009, UPG's non-GAAP operating income for the 2009 period was $1.3 million, and non-GAAP pre-tax income was $1.1 million. The reduction in operating income and pre-tax income in 2010 compared to non-GAAP operating income and non-GAAP pre-tax income in the first quarter of 2009 was due primarily to decreases in net sales and associated gross profit. At the bottom line, UPG reported net income of $0.5 million, or $0.10 per share, compared to a net loss of $1.7 million, or $0.35 per share, in the first quarter of 2009.

BALANCE SHEET AND FINANCIAL POSITION
In the first quarter, inventory was reduced by $2.1 million, to $28.9 million, from $31.0 million at the end of 2009, which was in line with management's objective of maintaining appropriate inventory levels to meet current levels of net sales. Accounts receivable were reduced by $0.8 million from year end, while accounts payable were reduced by $3.4 million during the quarter. The outstanding balance on UPG's line of credit increased to $17.2 million, compared to $15.2 million at the end of 2009.

UPG generated operating cash flow of $0.5 million in the three months ended March 31, 2010, compared to negative operating cash flow of $2.3 million in the same period of 2009, reflecting the significant improvement in net income. The Company ended the quarter with $4.5 million in cash and cash equivalents, up from $2.1 million at year-end.

Edmonds concluded: "Although we were disappointed with the decrease in net sales during the first quarter, we remain confident that we will see some improvements this year. With our current infrastructure, we can support significantly higher levels of sales, which means that we are well-positioned to improve our operating results over the balance of 2010. To that end, we continue to focus on new products and markets. We are committed to growing UPG while maintaining financial discipline and the strength of our balance sheet."

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES TO NON-GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES (UNAUDITED)

The following table reconciles operating income (loss) and income (loss) before provision for income taxes, as reported in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), to non-GAAP operating income and income before provision for income taxes. We believe that non-GAAP operating income, which is generally operating income less costs related to settlement agreements, more accurately reflects the Company's operating efficiency. Non-GAAP operating income and income before provision for income taxes are non-GAAP financial measures and should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, non-GAAP operating income and income before provision for income taxes may not be comparable to similar metrics used by others in our industry.

                                                                                                    FINANCIAL SUMMARY (NON-GAAP)
                                                                                                             (UNAUDITED)
                                                                                                    THREE MONTHS ENDED MARCH 31,
                                                                                               ------------------------------------
                                                                                                   2010                     2009
                                                                                               -----------              -----------
Operating income (loss) and income (loss) before
  provision for income taxes as reported:
    Operating expenses                                                                         $ 3,473,275              $ 3,634,890
    Settlement expenses                                                                               --                  2,529,345
                                                                                               -----------              -----------
    Total operating expenses                                                                     3,473,275                6,164,235

    Operating income (loss)                                                                        959,692               (1,206,471)
    Other expense, net                                                                            (161,360)                (247,550)
                                                                                               -----------              -----------
    Income (loss) before provision for income taxes                                                798,332               (1,454,021)

Non-GAAP measures to exclude settlement expenses from
  operating expenses:
    Settlement expenses                                                                               --                  2,529,345
                                                                                               -----------              -----------
    Non-GAAP operating income                                                                  $   959,692              $ 1,322,874
                                                                                               -----------              -----------
    Non-GAAP income before provision for income taxes                                          $   798,332              $ 1,075,324
                                                                                               -----------              -----------



CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call today, Wednesday, May 12, 2010 at 11:30 a.m. EDT (10:30 a.m. CDT) to discuss the Company's financial results for the first quarter ended March 31, 2010.

Interested parties may access the conference call by dialing 1.866.804.6925, passcode 67530212. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.


A replay of the conference call will be made available through May 19, 2010 by calling 1.888.286.8010, passcode 50470872, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.

                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                     ASSETS

                                                                                                 MARCH 31,             DECEMBER 31,
                                                                                                   2010                    2009
                                                                                               ------------            ------------
CURRENT ASSETS
   Cash and cash equivalents                                                                   $  4,529,003            $  2,059,475
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $542,200
       and $452,200                                                                              10,650,458              11,440,179
     Other                                                                                           14,542                  13,561
   Inventories - finished goods, net of allowance for
     obsolescence of $964,919 and $756,671                                                       28,850,617              30,977,213
   Current deferred tax asset                                                                     1,344,841               1,151,635
   Prepaid expenses and other current assets                                                      1,108,505               1,064,152
                                                                                               ------------            ------------
     Total current assets                                                                        46,497,966              46,706,215

PROPERTY AND EQUIPMENT
   Logistics and distribution systems                                                             1,812,379               1,807,069
   Machinery and equipment                                                                          984,918                 984,918
   Furniture and fixtures                                                                           385,940                 385,940
   Leasehold improvements                                                                           402,849                 388,334
   Vehicles                                                                                         199,992                 222,549
                                                                                               ------------            ------------
     Total property and equipment                                                                 3,786,078               3,788,810
   Less accumulated depreciation and amortization                                                (2,081,259)             (1,940,715)
                                                                                               ------------            ------------
     Net property and equipment                                                                   1,704,819               1,848,095

OTHER ASSETS                                                                                        299,427                 313,754
NON-CURRENT DEFERRED TAX ASSET                                                                      459,635                 771,490
                                                                                               ------------            ------------
TOTAL ASSETS                                                                                   $ 48,961,847            $ 49,639,554
                                                                                               ------------            ------------

                           UNIVERSAL POWER GROUP, INC.

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                 MARCH 31,              DECEMBER 31,
                                                                                                   2010                    2009
                                                                                               ------------            ------------
CURRENT LIABILITIES
   Line of credit                                                                              $ 17,212,595            $ 15,174,305
   Accounts payable                                                                               8,548,057              11,971,502
   Income taxes payable                                                                             729,084                 698,654
   Accrued liabilities                                                                              778,680                 384,976
   Current portion of settlement expenses                                                           929,191                 955,730
   Current portion of capital lease and note obligations                                             25,573                  25,535
   Current portion of deferred rent                                                                  92,409                  92,040
                                                                                               ------------            ------------
     Total current liabilities                                                                   28,315,589              29,302,742

LONG-TERM LIABILITIES
   Settlement expenses, less current portion                                                        777,388                 985,027
   Capital lease and note obligations, less current portion                                          44,694                  50,606
   Deferred rent, less current portion                                                               12,766                  36,103
   Non-current deferred tax liability                                                               224,445                 233,654
                                                                                               ------------            ------------
     Total long-term liabilities                                                                  1,059,293               1,305,390
                                                                                               ------------            ------------

TOTAL LIABILITIES                                                                                29,374,882              30,608,132

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares
     authorized, 5,000,000 shares issued and outstanding                                             50,000                  50,000
   Additional paid-in capital                                                                    15,967,431              15,951,626
   Retained earnings                                                                              3,820,596               3,314,887
   Accumulated other comprehensive loss                                                            (251,062)               (285,091)
                                                                                               ------------            ------------
     Total shareholders' equity                                                                  19,586,965              19,031,422
                                                                                               ------------            ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                     $ 48,961,847            $ 49,639,554
                                                                                               ------------            ------------

                           UNIVERSAL POWER GROUP, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                                THREE MONTHS ENDED MARCH 31,
                                                                                  ------------------------------------------------
                                                                                          2010                          2009
                                                                                  ------------------            ------------------
Net sales                                                                          $       26,034,805            $       27,688,923
Cost of sales                                                                              21,601,838                    22,731,159
                                                                                   ------------------            ------------------
Gross profit                                                                                4,432,967                     4,957,764

Operating expenses                                                                          3,473,275                     3,634,890
Settlement expenses                                                                              --                       2,529,345
                                                                                   ------------------            ------------------
Total operating expenses                                                                    3,473,275                     6,164,235
                                                                                   ------------------            ------------------

Operating income (loss)                                                                       959,692                    (1,206,471)

Interest expense (including $0 and $75,729
     to Zunicom, Inc.)                                                                       (161,360)                     (247,550)
                                                                                   ------------------            ------------------

Income (loss) before provision for income taxes                                               798,332                    (1,454,021)
Provision for income taxes                                                                   (292,623)                     (295,930)
                                                                                   ------------------            ------------------
Net income (loss)                                                                  $          505,709            $       (1,749,951)
                                                                                   ------------------            ------------------
Net income (loss) per share
  Basic                                                                            $             0.10            $            (0.35)
                                                                                   ------------------            ------------------
  Diluted                                                                          $             0.10            $            (0.35)
                                                                                   ------------------            ------------------
Weighted average number of shares outstanding
  Basic                                                                                     5,000,000                     5,000,000
                                                                                   ------------------            ------------------
  Diluted                                                                                   5,017,740                     5,000,000
                                                                                   ------------------            ------------------

                           UNIVERSAL POWER GROUP, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                  THREE MONTHS ENDED MARCH 31,
                                                                                               ------------------------------------
                                                                                                   2010                    2009
                                                                                               -----------              -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                              $   505,709              $(1,749,951)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
    Depreciation and amortization                                                                  192,193                  195,456
    Provision for bad debts                                                                         83,531                   90,000
    Provision for obsolete inventory                                                               210,000                   60,000
    Deferred income taxes                                                                          109,440                   79,992
    Gain on disposal of property                                                                    (2,000)                    --
    Stock-based compensation                                                                        15,805                  (34,036)
Changes in operating assets and liabilities:
    Accounts receivable - trade                                                                    706,190                 (345,559)
    Accounts receivable - other                                                                       (981)                   1,505
    Inventories                                                                                  1,916,596                2,325,511
    Income tax receivable/payable                                                                   30,430                  193,386
    Prepaid expenses and other current assets                                                      (44,353)                 (18,984)
    Accounts payable                                                                            (3,423,445)              (5,889,800)
    Accrued liabilities                                                                            427,733                  352,982
    Settlement expenses                                                                           (234,179)               2,496,182
    Deferred rent                                                                                  (22,967)                 (15,691)
                                                                                               -----------              -----------
Net cash provided by (used in) operating activities                                                469,702               (2,259,007)

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                                                            (19,826)                 (24,884)
    Proceeds from sales of equipment                                                                 2,000                     --
    Net cash paid in Monarch acquisition                                                              --                   (892,000)
    Change in restricted cash                                                                         --                    900,000
                                                                                               -----------              -----------
Net cash used in investing activities                                                              (17,826)                 (16,884)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net activity on line of credit                                                               2,038,290                2,840,058
    Payments on capital lease and note obligations                                                 (20,638)                  (1,345)
    Payment on notes to Zunicom, Inc.                                                                 --                   (365,625)
                                                                                               -----------              -----------
Net cash provided by financing activities                                                        2,017,652                2,473,088

Net increase in cash and cash equivalents                                                        2,469,528                  197,197
Cash and cash equivalents at beginning of period                                                 2,059,475                  326,194
                                                                                               -----------              -----------
Cash and cash equivalents at end of period                                                     $ 4,529,003              $   523,391
                                                                                               -----------              -----------

SUPPLEMENTAL DISCLOSURES
Income taxes paid                                                                              $   150,110              $     9,571
                                                                                               -----------              -----------
Interest paid                                                                                  $    15,627              $   246,929
                                                                                               -----------              -----------

NONCASH FINANCING AND INVESTING ACTIVITIES
Purchase of equipment with a note payable                                                      $      --                $    38,556
                                                                                               -----------              -----------